Howard Weil Energy Conference
April 7, 2008

Don Blankenship
Chairman, President and CEO

Safe Harbor Statement
 FORWARD-LOOKING STATEMENTS: certain statements in this
 presentation are forward-looking as defined by the Private Securities
 Litigation Reform Act of 1995. Due to known and unknown risks, the company’s actual results may differ materially from its expectations or projections. Factors potentially contributing to such differences are described in further detail at the conclusion of this presentation and in the company’s annual reports on form 10-K and quarterly reports on form 10-Q.

2007 - A Record Year

2007 Highlights
• Set Company safety record for lowest injury incident rate
 (NFDL of 2.05)
• Produced 39.5 mm tons
• Increased produced coal revenue by 8%
• Increased cash margin per ton by 32%
• Set Company record for EBITDA of $426 mm
• Increased cash balance by $126 mm
• Ended 2007 with $479 mm in liquidity

Massey Energy vs. Industry Historic NFDL rates
2007 Highlights - Safety

2007 Highlights - Tons Produced

2007 Highlights - Cash Margin per Ton

2007 Highlights - EBITDA (Record Year)

2007 Highlights - Cash and Liquidity

2008 will be even better

Current Coal Market

Coal Marketplace
• Strong steam coal demand and pricing for both
 domestic and international deliveries
 • Southeastern U.S. utility inventory levels remain high,
 but are correcting quickly despite a mild winter
 • Unbalanced international markets driving record prices
 for steam and metallurgical coal
 • New safety regulations, permitting challenges, and
 tightness of labor availability limit coal producers’ ability to respond

Market Outlook - Domestic Steam Coal
• Export market has absorbed excess CAPP
 supply, keeping prices high
• CAPP production declined 4.5% in 2007
• Further upward pressure on prices will
 likely result when utility inventories return to
 normal

Utility Inventory Levels
NOTE: 76% participation
SOURCE: Energy Ventures Analysis, February 2008 Coalcast stockpile report

Market Outlook - Export Steam Coal
• China demand exceeds its domestic supply
• Demand in India increasing
• Former Soviet Union countries seeking new supply
• Europe becomes a natural market for CAPP coal
• U.S. Dollar remains weak
• Export demand appears to be sustainable

NOTE: (12,000 Btu, NYMEX, Prompt Quarter)
SOURCE: Coal Daily, Energy Ventures Analysis, ICAP United
Central App Spot Coal Prices
(January 2000 - December 2010E)

NOTES: 12,000 Btu/ -1.00% Sulfur/ NYMEX
Forward Market - CAPP Steam Coal

Market Outlook - Metallurgical Coal
• Global Supply Constraints
 • Australian flooding - Force Majeure lifted but challenges remain
 • Australian port congestion
 • South African production stoppages
 • High ocean freight rates
• Global demand increasing
 • Continuing Asian economic expansion
 • Coke oven projects in Brazil
 • Eastern Europe
• Domestic met coal demand could be on the rise
 • Weak dollar and high ocean freight rates create disadvantage for imported steel
 • Further investment in domestic coke ovens is possible

(million metric tonnes)
Forecast 2008 vs. 2007: +5.7%
SOURCE: World Coal Institute, IISI
World Steel Production

“There appears to be virtually no chance
that the met demand will crash
inside a year, probably two or more.”

 Coal & Energy Price Report
 April 2, 2008
Met Coal Pricing
• Recent spot prices as high as $200 per ton

Massey Opportunities

Expansion Plan
• Plan to expand production by about 10
 million tons in 2010 over 2007 production
 level
 • Increase met coal production by
 approximately 62% (5 million tons)
 • Increase thermal coal production by
 approximately 16% (5 million tons)
 • Doing all we can to accelerate the increase
 in production

“Opening 1 new mine every 17 days.”
Increased production levels should be evident in 2Q08
Expansion Plan - Update
• 9 additional mines opened to date in 2008
• Added sections or equipment to existing mines
• Substantially all previously announced projects are
 on schedule
• New projects have been added
 » New surface mine at Knox Creek
 » Re-activated mine at Elk Run
 » Added highwall mining system at Black Castle
 » Construction begun on new mine in Logan County, WV

Expansion - Mammoth Coal Load-out

Expansion - Mammoth Coal Load-out

Expansion - Inman Coal Company

Expansion - Inman Coal Company

Expansion - Inman Coal Company

Expansion - Empire

Expansion - Empire

Expansion - Empire

Expansion - Empire

* Expansion CAPEX is in addition to normal “on-going” CAPEX of approximately $240 million annually
Expansion Plan - CAPEX Update
• Additional capital for 2008 authorized by the
 Board of Directors on April 3, 2008

• 2008 expansion CAPEX* now expected to be
 approximately $310 million

2008 Market Opportunities
• Expand production as quickly as possible

• Un-sold or Un-priced Met Coal

Price Realization Update
• 2008 average price realization now expected
 to be in the range of $61 - $63 per ton
• 2009 average price realization forecast in the
 range of $65 - $74 per ton

Forecast Range
2008 Outlook - Cash Margin per Ton

	2007 Actual	2008 Forecast	2009 Forecast	2010 Forecast
Tons Shipped (Millions)	39.9	41.5 - 43.0	46.0 - 48.0	50
Price per Ton	$51.55	$61.00 - $63.00	$65.00 - $74.00	$75.00 - $87.00
Cash Cost per Ton	$43.10	$45.00 - $47.50	np	np
Other Income ($Millions)	$88.9	$20 - $100	np	np
CAPEX ($Millions)	$271	$550	np	np
“np” - no guidance provided for this period
Guidance Update (April 3, 2008)

“What else am I missing?”

* TTM 12/31/2007
Source: Thomson Financial
Valuation Disconnect

Risk of Central Appalachia

Risk Value of Central Appalachia/Massey
• Product diversity
• Transportation infrastructure
• Broad market access
 » Domestic rail
 » Domestic river
 » Export
• Regulatory environment
 » Creates barriers to entry for smaller producers
• Scarcity of reserves

Risk Value of Central Appalachia/Massey
• Massey has dominant market position
• Massey has premier reserve base in Central App.

Massey Production
Non-Massey CAPP Production
Note: Projection based on Energy Ventures Analysis CAPP forecast and assumed Massey internal growth to 52 million tons by 2012
SOURCE: Energy Ventures Analysis
Execution Risk?
• Massey has endured and grown while many others have failed

Execution Risk?
• Greatest risk to production is labor
 turnover/shortage
• Massey has taken proactive steps to reduce
 voluntary turnover in this strong market
 » 3-year individual employment agreements
 » Enhanced bonus and incentives
 » Best benefits package in the industry
• Voluntary quits are down 5% year-to-date
 » Voluntary quits for underground miners down 24% YTD.

* Average percentage deviation of actual results compared to analyst quarterly mean estimates for EBITDA. Measured over 8 quarters in 2006 and 2007
SOURCE: Thomson Financial
Execution Risk?
• Massey results have been more consistent with analyst
 EBITDA forecasts than most coal producers

Litigation Risk?
• First place team always has a “target” on their
 back

• Conforming or giving in on all issues is not in
 shareholders’ best interest in the long term

• Massey has resources to manage known liabilities

Summary
• Coal market outlook is strong
• Expansion plans are on track and accelerating
• Execution on plan will result in significant projected cash flow generation and growth
• Investors have not recognized full value and opportunity of
 Massey
• Massey remains focused on long-term enhancement of
 shareholder value

Disclaimer
FORWARD-LOOKING STATEMENTS: Certain statements in this press release are forward-looking as defined by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made as well as predictions as to future facts and conditions the accurate prediction of which may be difficult and involve the assessment of events beyond the
Company’s control. Caution must be exercised in relying on forward-looking statements including disclosures that use words such as “believe”, “anticipate”, “expects”. Due to known and unknown risks, the Company’s actual results may differ materially from its expectations or projections including disclosures that use words such as
“believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “will,” “project,” and similar statements that are subject to risks. Factors potentially contributing to such differences include, among others: market demand for coal, electricity and steel which could adversely affect the Company’s operating results and cash flows; future economic or capital market conditions; deregulation of the electric utility industry; competition in coal markets; inherent risks of coal mining beyond the Company’s control, including weather and geologic conditions; the Company’s ability to expand mining capacity; the Company’s production capabilities; the Company’s plan and objectives for future operations and expansion or consolidation; failure to receive anticipated new contracts; customer cancellations of, or breaches to, existing contracts; customer delays or defaults in making payments; the Company’s ability to manage production costs; the Company’s ability to timely obtain necessary supplies and equipment; the
Company’s ability to attract, train and retain a skilled workforce; fluctuations in the demand for, price and availability of, coal due to labor and transportation costs and disruptions, governmental policies and regulatory actions, legal and administrative proceedings, settlements, investigations and claims, foreign currency changes and other factors; and greater than expected environmental and safety regulation, costs and liabilities. The forward-looking statements are also based on various operating assumptions regarding, among other things, overhead costs and employment levels that may not be realized. While most risks affect only future costs or revenues anticipated by the Company, some risks might relate to accruals that have already been reflected in earnings. The Company’s failure to receive payments of accrued amounts could result in a charge against future earnings.
Additional information concerning these and other factors can be found in press releases as well as Massey's public filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2007, which was filed on February 29, 2008.

 EBITDA is defined as income before interest and taxes, depreciation, depletion and amortization. Although EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles, management believes that it is useful to an investor in evaluating the company because it is widely used in the coal industry as a measure to evaluate a company’s operating performance before debt expense and as a measure of its cash flow. EBITDA does not purport to represent operating income, net income or cash generated by operating activities and should not be considered in isolation or as a substitute for measures of performance in accordance with generally accepted accounting principles. In addition, because EBITDA is not calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. Reconciliations of EBITDA can be found in the company’s earnings press release for the relevant periods.
 Average cash cost per ton is calculated as the sum of Cost of produced coal revenue and Selling, general and administrative expense (excluding Depreciation, depletion and amortization), divided by Total produced tons sold. Although Average cash cost per ton is not a measure of performance calculated in accordance with generally accepted accounting principles, management believes that it is useful to an investor in evaluating Massey Energy because it is widely used in the coal industry as a measure to evaluate a company's control over its cash costs. Average cash cost per ton should not be considered in isolation or as a substitute for measures of performance calculated in accordance with generally accepted accounting principles. In addition, because Average cash cost per ton is not calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. Reconciliations of Average cash cost per ton can be found in the company’s earnings press release for the relevant periods.
 Other income is calculated as the sum of Purchased coal revenue and Other revenue less Cost of purchased coal revenue and Other expense. Although Other income is not a measure of performance calculated in accordance with generally accepted accounting principles, management believes that it is useful to investors in evaluating the Company because it is a widely used measure of gross income from non-core sources. Other income should not be considered in isolation or as a substitute for measures of performance in accordance with generally accepted accounting principles. In addition, because Other income is not calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. Reconciliations of Other income can be found in the company’s earnings press release for the relevant periods.
 Operating cash margin per ton is calculated as the difference between Produced coal revenue per ton sold (Produced coal revenue divided by Total produced tons sold) and Average cash cost per ton (computed as noted above). Although Operating cash margin per ton is not a measure of performance calculated in accordance with generally accepted accounting principles, management believes that it is useful to an investor in evaluating Massey Energy because it is widely used in the coal industry as a measure to evaluate a company's profitability from produced tons sold. Operating cash margin per ton should not be considered in isolation or as a substitute for measures of performance calculated in accordance with generally accepted accounting principles. In addition, because Operating cash margin per ton may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. The table below reconciles the generally accepted accounting principle measure of Produced coal revenue to Operating cash margin per ton. Reconciliations of Operating cash margin per ton can be found in the company’s earnings press release for the relevant periods.

Non-GAAP Information

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